SUB-ITEM 77Q3

AIM Global Equity Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  9

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       15,276
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                        2,466
       Class C                        1,605
       Class R                           82
       Class Y                           95
       Institutional Class            1,936


74V. 1 Net asset value per share (to nearest cent)
       Class A                         8.27
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                         7.72
       Class C                         7.71
       Class R                         8.24
       Class Y                         8.29
       Institutional Class             8.44